UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards

On January 24, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Far East Energy Corporation (the “Company”) awarded Michael R. McElwrath, the Company’s President and Chief Executive Officer, and Bruce N. Huff, the Company’s Chief Financial Officer, grants of shares of restricted common stock (“Restricted Shares”) of the Company, par value $0.001 per share (“Common Stock”) under the Far East Energy Corporation 2005 Stock Incentive Plan (the “2005 Plan”). None of the Restricted Shares vested on the grant date. The Restricted Shares will vest over a period of three years, subject to the conditions set forth in the 2005 Plan, including each executive’s continued employment with the Company, in amounts and with such terms as set forth below:

Executive	Shares of Restricted Stock	Vesting Date
Michael R. McElwrath	205,000	January 24, 2013
	205,000	January 24, 2014
	205,000	January 24, 2015
Bruce N. Huff	121,666	January 24, 2013
	121,667	January 24, 2014
	121,667	January 24, 2015

In granting the Restricted Shares, the Committee noted the exceptional performance by the Company and Messrs. McElwrath and Huff in 2011, including with respect to: (i) successfully negotiating, subject to Ministry of Commerce (“MofCom”) approval, a Modification Agreement for the Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the Peoples Republic of China (the “Shouyang PSC”), which would, among other things, extend the exploration period under the Shouyang PSC; (ii) successfully negotiating, subject to MofCom approval, a Modification Agreement for the Production Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang Area, Yunnan Province, the Peoples Republic of China (the “Yunnan PSC , which would, among other things, extend the exploration period under the Yunnan PSC; (iii) entering into a $25 million credit facility with Standard Chartered Bank (“SCB”) as the lender, which resulted in no dilution to the Company’s existing shareholders, whereby proceeds would be used by the Company for project costs with respect to the Shouyang Area in the Shanxi Province, Qinshui Basin, of the People’s Republic of China, finance costs and other general corporate purposes approved by SCB; (iv) enhancement of the valuation of FEEC by virtue of a successful appraisal well program in Shouyang; and (v) the continued absence of any lost-time accidents involving Company personnel over a period exceeding six (6) years. The Committee further considered that the Company may be the first western coalbed methane operator in the People’s Republic of China to gain access to pipeline offtake capacity. With respect to Mr. Huff, in addition to the performance described above, the Committee noted Mr. Huff’s stewardship of the Company’s financial reporting obligations, system of internal controls, cash management and other areas of financial coordination.

Moreover, in granting each of Messrs. McElwrath and Huff his time-vested Awards, the Committee cited the desire to retain Mr. McElwrath as President and Chief Executive Officer and Mr. Huff as Chief Financial Officer, and to continue to align their interests with those of the Company’s shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2012

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

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